UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive Columbia, Maryland 21046
(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Board of Directors of Integral Systems, Inc. (the “Company”) announced that it has appointed Colonel Robert F. Wright, Jr., United States Air Force (USAF) as Senior Vice President, Military and Intelligence Group. Colonel Wright joined the company on February 1, 2010.

Colonel Wright has served nearly 30 years in the U.S. Air Force, most recently commanding the Space Innovation & Development Center at Schriever Air Force Base in Colorado. In this role, he provided oversight of the Air Force Tactical Exploitation of National Capabilities program.

Colonel Wright’s previous experience in the Air Force includes commanding two communications squadrons and a communications group, as well as Vice Commander of 14th Air Force.

Colonel Wright is a graduate of the U.S. Air Force Academy and the University of Southern California. He completed the Department of Defense Executive Leadership Development Program, is a distinguished graduate of Air Command and Staff College and completed Senior Service School as a National Defense Fellow.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: February 2, 2010	By:	/S/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 2, 2010.